Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Appoints Erin L. Russell as New Independent Director

WESTFORD, Mass. - December 10, 2018 - Kadant Inc. (NYSE:KAI) today announced that Erin L. Russell has been appointed to the Company’s board of directors, effective January 1, 2019. Ms. Russell, whose term will begin on January 1, 2019, was appointed to the class of directors the term for which expires at Kadant’s 2021 annual meeting of stockholders.

Ms. Russell joins Kadant’s board with 16 years of experience as a private equity investor. She most recently served as a Principal at Vestar Capital Partners, L.P., a middle-market private equity firm that specializes in management buyouts, recapitalizations and growth equity investments. Ms. Russell served for ten years on the board of directors of DynaVox Inc., a then-publicly traded communications device manufacturer, including as the chair of its audit committee. She also served on the boards of directors of several private companies as a representative of Vestar.

Before joining Vestar, Ms. Russell attended Harvard Business School, and prior to business school, she was a mergers and acquisitions analyst at PaineWebber.

“I am excited to welcome Erin as a director,” said William Rainville, chairman of the board of directors. “She brings to the board a strategic business mindset and a strong understanding of operational challenges and opportunities across companies in a variety of industries through her private equity and mergers and acquisitions experience.”

“It is an honor to be appointed to Kadant’s board,” said Ms. Russell. “I look forward to working with the board and management as the Company continues to grow and expand its offerings.”

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the Company’s future growth and expansion. These forward-looking statements represent Kadant’s expectations as of the date of this press release. Kadant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the Company’s customers’ ability to obtain financing for capital equipment projects; the variability and uncertainties in sales of capital equipment in China; international sales and operations; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; price increases or shortages of raw materials; dependence on certain suppliers; the Company’s acquisition strategy; failure of the Company’s information systems or breaches of data security; changes in government regulations and policies and compliance with laws; the Company’s internal growth strategy; competition; soundness of suppliers and customers; changes in the Company’s tax provision or exposure to additional tax liabilities; the Company’s ability to successfully manage its manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; the Company’s debt obligations; restrictions in the Company’s credit agreement; loss of key personnel; protection of patents and proprietary rights; fluctuations in the Company’s share price; soundness of financial institutions; environmental laws and regulations; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com